Exhibit 99.1

BIO-key Previews 2017 Results Including Revenue Increasing 110% to

$6.3M on Growing Adoption of Secure, Cost Effective Biometric

Solutions

Wall, NJ, February 20, 2018 - BIO-key International, Inc. (NASDAQ: BKYI), an innovative provider of enterprise biometric software and hardware systems and consumer products offering strong and convenient security, today announced unaudited preliminary results for its fourth quarter and full year ended December 31, 2017 and a recap of its 2017 operational achievements. BIO-key expects to report audited results for its FY 2017 in late March, details on the exact date and time of the earnings call will be announced in coming weeks.

BIO-key provided the following unaudited preview of its Q4 and full year 2017 results.

	Q4’17	Q4’16	Chg.	2017	2016	Chg.
Revenue	$3.0M	$1.7M	+76%	$6.3M	$3.0M	+110%
Gross Profit	$ 2.2M	$1.4M	+57%	$3.0M	$2.2M	+36%
Net Income (Loss)	$0.5M	($0.5M)	+200%	($4.2M)	($4.2M)	–

BIO-key's CEO Michael DePasquale commented, "In the past year, we worked to lay the foundation for long-term revenue growth. We focused on increasing our base of customers, growing our distribution channels, and launching a new line of products to deliver BIO-key's secure biometric technology to both enterprise and consumer customers. Our efforts resulted in solid results including net income in our fourth quarter and 110% revenue growth in 2017. We are pleased with BIO-key's performance as it reflects the ramping demand and growing adoption of our secure biometric solutions. I am confident that we are on the right track as we pursue our goal of becoming a profitable company."

Operational Achievements:

Software:

BIO-key's identity management software solutions continue to contribute strongly to total revenues due to the growing demand from customers seeking to deploy multifactor authentication to protect shared employee workstations against possible internal data breaches. BIO-key's solutions solve this problem by providing an added layer of security and accountability for system administrators to identify the person accessing their database or network at any given time.

As more companies recognize the security risks posed by passwords to their data networks, the company anticipates growing receptivity to the security and ease of use of its identity authentication solutions to gain even more momentum in 2018.

Software, license and maintenance revenue contributed nearly 70% of full year 2017 revenues.

Notable software license contracts included:

●

$4M order including maintenance services for BIO-key’s fingerprint biometric security software with a Fortune 500 company. This customer chose to expand the scope of agreement following an initial software-as-a-service license agreement.

●

Cybercore, a leading provider of managed services for government and commercial customers, deployed ID Director for Windows to meet its multi-factor authentication requirements as a government contractor.

●

Province of British Columbia government selected BIO-key to provide fingerprint authentication solutions to enable secure self-service access for identity information management and authentication services.

●	A global medical device & data management solutions provider selected BIO-key to secure internal access to desktops and manufacturing systems for over 25,000 employees.

Hardware:

Readers:

Demand for BIO-key's hardware line of fingerprint readers that are natively integrated with Windows 7, Windows 8.1 and Windows 10 operating systems continued to expand in 2017.

Hardware readers contributed to approximately 24% of full year 2017 revenues.

Hardware offers BIO-key's customers the potential for more complete solutions at an attractive price, which enhances the size and scope of the company's contracts.

Notable hardware reader contracts included:

●	Japanese security systems integrator DDS, selected SideSwipe fingerprint scanners to enable biometric authentication of its custom applications.

●	A leading international Government defense contractor chose BIO-key’s solutions to secure internal online access with Windows compatible SideSwipe fingerprint readers.

●	A leading insurance provider with over $250 billion in assets selected BIO-key's EcoID fingerprint readers to complement its existing password based sign-in credentials.

●	Global firearms manufacturer and DoD contractor selected BIO-key for workstation and kiosk access.

Biometric and Bluetooth Enabled Locks:

Since launching TouchLock TM in 2017, BIO-key's Biometric and Bluetooth enabled range of locks, the company announced initial sales orders in China and Japan, which led to additional discussions with some of the largest bicycle manufacturers in both countries.

In total, the company realized 5.5% of its full year 2017 revenues from its biometric lock sales.

Distribution:

On the product distribution front, BIO-key advanced several new relationships with partners with substantial outreach and marketing experience.

BIO-key partnered with SmarTone, a leading wireless telephone service provider in Hong Kong, to offer TouchLock TM in its 30+ retail outlets. Additionally, a leading Asian airline will be distributing TouchLock TM in its customer loyalty reward program, which includes over 8 million members.

Since announcing US sales of its Biometric and Bluetooth enabled locks, the company also launched its own e-commerce platform www.shopbio-key.com to support U.S. consumer sales and complement sales on Amazon and future retail sites.

2018 Outlook:

“We are optimistic about our prospects for 2018 as the pace of engagement in biometrics gains momentum and we expect to provide a detailed update during our conference call.

"Our focus is to execute on investments made for future revenue opportunities including:

●	Expanding the use case of our biometric solutions by pursuing additional customers with mobile product applications, such as the mobile payments and credentialing markets.

●	Increasing our Asian footprint by setting up support sales teams to serve customers in certain Asia Pacific countries including India, Malaysia, Sri Lanka, Singapore and China.

●

Leveraging our IP Portfolio including enhancing the performance of our fingerprint solutions while incorporating additional factors of authentication that will enhance the value of our product offerings.

●	Expanding our OEM relationships with the Identity and Access Management providers to include our biometric option for their customers.

"With these initiatives in place, I'm confident that we are well positioned for continued financial and operational success in 2018," stated Mike DePasquale, BIO-key’s CEO. "We look forward to providing further details on our strategy, financial performance, and outlook during our Q4 and full year 2017 earnings call later in March."

About BIO-key International, Inc. (www.bio-key.com)

BIO-key is revolutionizing authentication with biometric solutions that enable convenient and secure access to information and high-stakes transactions. We offer alternatives to passwords, PINs, tokens, and cards to make it easy for enterprises and consumers to secure their devices as well as information in the cloud. Our premium finger scanning devices, including SideSwipe TM SideTouch TM EcoID TM and SidePass TM, offer market-leading quality, performance and price. BIO-key is now bringing the power and ease of use of biometric technology to its recently launched TouchLock TM line of biometric and Bluetooth enabled padlocks – thereby providing even more ways to BIO-key your world!

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the "Act"). The words "estimate," "project," "intends," "expects," "anticipates," "believes" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the "safe-harbor" provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our ability to develop new products and evolve existing ones, customer and market acceptance of biometric solutions generally and our specific offerings, our ability to expand sales within existing customer relationships, and our ability to attract and retain key personnel. For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made.

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Investor & Media Contacts

William Jones, Tanya Kamatu

Catalyst Global

212-924-9800

bkyi@catalyst-ir.com